UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2011
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Risk Factors
The Company is updating the risk factor disclosure provided in Part I Item 1A of its Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) as disclosed below.
     This Current Report on Form 8-K may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
     Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (3) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) impact of comprehensive financial services regulation reform on us; (5) exposure to financial and capital market risk; (6) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (7) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (8) investment losses and defaults, and changes to investment valuations; (9) impairments of goodwill and realized losses or market value impairments to illiquid assets; (10) defaults on our mortgage loans; (11) the impairment of other financial institutions that could adversely affect our investments or business; (12) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company (“American Life”), a subsidiary of ALICO Holdings LLC (“ALICO Holdings”), and Delaware American Life Insurance Company (“DelAm,” together with American Life, collectively, “ALICO”) (the “Acquisition”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (13) uncertainty with respect to the outcome of the closing agreement entered into between American Life and the United States Internal Revenue Service in connection with the Acquisition; (14) uncertainty with respect to any incremental tax benefits resulting from the planned elections for ALICO and certain of its subsidiaries under Section 338 of the U.S. Internal Revenue Code of 1986, as amended; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities to ALICO Holdings in connection with the Acquisition; (16) downward pressure on our stock price as a result of ALICO Holdings’ ability to sell its equity securities; (17) the conditional payment obligation of approximately $300 million to ALICO Holdings if the conversion of the preferred stock issued to ALICO Holdings in connection with the Acquisition into our common stock is not approved; (18) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (19) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (20) downgrades in our claims paying ability, financial strength or credit ratings; (21) ineffectiveness of risk management policies and procedures; (22) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (23) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (24) catastrophe losses; (25) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (26) unanticipated changes in industry trends; (27) changes in accounting standards, practices and/or policies; (28) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (31) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (32) adverse results or other consequences from litigation, arbitration or regulatory investigations; (33) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others, (34) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (35) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (36) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems and management continuity planning which could impair our ability to conduct business effectively; (37) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (38) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
* * *
The Risk Factors disclosure in the 2010 Form 10-K is updated as set forth below.
Our Insurance, Brokerage and Banking Businesses Are Highly Regulated, and Changes in Regulation and in Supervisory and Enforcement Policies May Reduce Our Profitability and Limit Our Growth
          Our insurance operations are subject to a wide variety of insurance and other laws and regulations. See “Business — U.S. Regulation — Insurance Regulation” in the 2010 Form 10-K. State insurance laws regulate most aspects of our U.S. insurance businesses, and our insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled and the states in which they are licensed. Our non-

U.S. insurance operations are principally regulated by insurance regulatory authorities in the jurisdictions in which they are domiciled or operate. See “Business — International Regulation” in the 2010 Form 10-K.
          State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things:
•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	regulating advertising;

•	protecting privacy;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates; and

•	regulating the types, amounts and valuation of investments.
          State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities that we have currently established for these potential liabilities may not be adequate. See “Business — U.S. Regulation — Insurance Regulation — Guaranty Associations and Similar Arrangements” in the 2010 Form 10-K.
          State insurance regulators and the National Association of Insurance Commissioners regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.
          Currently, the U.S. federal government does not directly regulate the business of insurance. However, Dodd-Frank allows federal regulators to compel state insurance regulators to liquidate an insolvent insurer under some circumstances if the state regulators have not acted within a specific period. It also establishes the Federal Insurance Office which has the authority to participate in the negotiations of international insurance agreements with foreign regulators for the U.S. The Federal Insurance Office also is authorized to collect information about the insurance industry and recommend prudential standards.
          Federal legislation and administrative policies in several areas can significantly and adversely affect insurance companies. These areas include financial services regulation, securities regulation, pension regulation, health care regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies. Other aspects of our insurance operations could also be affected by Dodd-Frank. For example, Dodd-Frank imposes new restrictions on the ability of affiliates of insured depository institutions (such as MetLife Bank) to engage in proprietary trading or sponsor or invest in hedge funds or private equity funds. See “Risk Factors — Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth” in the 2010 Form 10-K.
          As a federally chartered national association, MetLife Bank is subject to a wide variety of banking laws, regulations and guidelines. Federal banking laws regulate most aspects of the business of MetLife Bank, but certain state laws may apply as well. MetLife Bank is principally regulated by the Office of the Comptroller of the Currency, the Federal Reserve and the FDIC.
          Federal banking laws and regulations address various aspects of MetLife Bank’s business and operations with respect to, among other things:
•	chartering to carry on business as a bank;

•	the permissibility of certain activities;

•	maintaining minimum capital ratios;

•	capital management in relation to the bank’s assets;

•	dividend payments;

•	safety and soundness standards;

•	loan loss and other related liabilities;

•	liquidity;

•	financial reporting and disclosure standards;

•	counterparty credit concentration;

•	restrictions on related party and affiliate transactions;

•	lending limits (and, in addition, Dodd-Frank includes the credit exposures arising from securities lending by MetLife Bank within lending limits otherwise applicable to loans);

•	payment of interest;

•	unfair or deceptive acts or practices;

•	privacy; and

•	bank holding company and bank change of control.
          Federal and state banking regulators regularly re-examine existing laws and regulations applicable to banks and their products. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the bank and, thus, could have a material adverse effect on the financial condition and results of operations of MetLife Bank.
          Since 2008, MetLife, through its MetLife Bank affiliate, has significantly increased its mortgage servicing activities by acquiring servicing portfolios. Currently, MetLife Bank services approximately 1% of the aggregate principal amount of the mortgage loans serviced in the United States.
          State and federal regulatory and law enforcement authorities have initiated various inquiries, investigations or examinations of alleged irregularities in the foreclosure practices of the residential mortgage servicing industry. Mortgage servicing practices have also been the subject of Congressional attention. Authorities have publicly stated that the scope of the investigations extends beyond foreclosure documentation practices to include mortgage loan modification and loss mitigation practices.
          MetLife Bank’s mortgage servicing has been the subject of recent inquiries and requests by such authorities. The Acting Comptroller of the Currency disclosed in testimony before Congress that 14 mortgage servicing businesses affiliated with banking organizations, including that of MetLife Bank, have been the subject of an intra-agency confidential “horizontal examination” of mortgage servicing and foreclosure activities. The Acting Comptroller testified that federal banking regulators expect to issue administrative enforcement orders to such businesses and to seek civil money penalties. The Acting Comptroller’s testimony also indicated that other federal agencies, including the Department of Justice and the Federal Trade Commission, were examining potential actions with respect to such businesses.
          MetLife is cooperating with the authorities’ review of this business. MetLife cannot predict the outcome of the pending reviews. It is also possible that additional state or federal authorities may pursue similar investigations or make related inquiries.
          In view of widespread attention to foreclosure practices within the industry, MetLife Bank undertook a review of its servicing procedures. Based on its review of its foreclosure practices and procedures, MetLife

Bank does not believe that its mortgage servicing practices improperly adversely affected the obligors of mortgages that it services.
          Nevertheless, these inquiries or investigations could adversely affect MetLife’s reputation or result in material fines, penalties, equitable remedies (including requiring default servicing or other process changes), or other enforcement actions, and result in significant legal costs in responding to governmental investigations or other litigation. In addition, any changes to the mortgage servicing business that are required in connection with the resolution of such matters may affect the profitability of such business.
          In addition, Dodd-Frank establishes a new Bureau of Consumer Financial Protection that supervises and regulates institutions providing certain financial products and services to consumers. Although the consumer financial services to which this legislation applies exclude insurance business of the kind in which we engage, the new Bureau has authority to regulate consumer services provided by MetLife Bank and non-insurance consumer services provided elsewhere throughout MetLife. Dodd-Frank established a statutory standard for Federal pre-emption of state consumer financial protection laws, which standard will require national banks to comply with many state consumer financial protection laws that previously were considered preempted by Federal law. As a result, the regulatory and compliance burden on MetLife Bank may increase and could adversely affect its business and results of operations. Dodd-Frank also includes provisions on mortgage lending, anti-predatory lending and other regulatory and supervisory provisions that could impact the business and operations of MetLife Bank.
          Dodd-Frank also authorizes the SEC to establish a standard of conduct applicable to brokers and dealers when providing personalized investment advice to retail and other customers. This standard of conduct would be to act in the best interest of the customer without regard to the financial or other interest of the broker or dealer providing the advice. See “Business — U.S. Regulation — Banking Regulation” and “Risk Factors — Changes in U.S. Federal and State Securities Laws and Regulations, and State Insurance Regulations Regarding Suitability of Annuity Product Sales, May Affect Our Operations and Our Profitability” in the 2010 Form 10-K.
          In December 2010, the Basel Committee on Banking Supervision published Basel III for banks and bank holding companies, such as MetLife, Inc. Assuming regulators in the U.S. endorse and adopt Basel III, it will require banks and bank holding companies to hold greater amounts of capital, to comply with requirements for short-term liquidity and to reduce reliance on short-term funding sources. See “Business — U.S. Regulation — Financial Holding Company Regulation — Capital” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Industry Trends — Financial and Economic Environment” in the 2010 Form 10-K. It is not clear how these new requirements will compare to the enhanced prudential standards that may apply to us under Dodd-Frank. See “Risk Factors — Various Aspects of Dodd-Frank Could Impact Our Business Operations, Capital Requirements and Profitability and Limit Our Growth” in the 2010 Form 10-K.
          As a bank holding company, MetLife, Inc.’s ability to pay dividends may be restricted by the Federal Reserve Bank of New York. In addition, the ability of MetLife Bank and MetLife, Inc. to pay dividends could be restricted by any additional capital requirements that might be imposed as a result of the enactment of Dodd-Frank and/or the endorsement and adoption by the U.S. of Basel III.
          The FDIC has the right to assess FDIC-insured banks for funds to help pay the obligations of insolvent banks to depositors. Because the amount and timing of an assessment is beyond our control, the liabilities that we have currently established for these potential liabilities may not be adequate. In addition, Dodd-Frank will result in increased assessment for banks with assets of $10.0 billion or more, which includes MetLife Bank.
          Our international operations are subject to regulation in the jurisdictions in which they operate, as described further under “Business — International Regulation” in the 2010 Form 10-K. A significant portion of our revenues are generated through operations in foreign jurisdictions, including many countries in early stages of economic and political development. Our international operations may be materially adversely affected by foreign authorities and regulators, such as through nationalization or expropriation of assets, the imposition of limits on foreign ownership, changes in laws or their interpretation or application, political instability, dividend limitations, price controls, currency exchange controls or other restrictions that prevent us from transferring funds from these operations out of the countries in which they operate or converting local currencies we hold to U.S. dollars or other currencies, as well as adverse actions by foreign governmental authorities and regulators. This may also impact many of our customers and independent sales intermediaries. Changes in the regulations that affect their operations also may affect our business relationships with them and their ability to purchase or distribute our products. Accordingly, these changes could have a material adverse effect on our financial condition and results of operations.
          Our international operations are subject to local laws and regulations, and we expect the scope and extent of regulation outside of the U.S., as well as regulatory oversight, generally to continue to increase. The authority of our international operations to conduct business is subject to licensing requirements, permits and approvals, and these authorizations are subject to modification and revocation. The regulatory environment in the countries in which we operate and changes in laws could have a material adverse effect on us and our foreign operations. See “Risk Factors — Our International Operations Face Political, Legal, Operational and Other Risks, Including Exposure to Local and Regional Economic Conditions, that Could Negatively Affect Those Operations or Our Profitability” and “Business — International Regulation” in the 2010 Form 10-K.
          Furthermore, the increase in our international operations as a result of the acquisition of ALICO may also subject us to increased supervision by the Federal Reserve Board, since the size of a bank holding company’s foreign activities is taken as an indication of the holding company’s complexity. It may also have an effect on the manner in which MetLife, Inc. is required to calculate its risk-based capital.
          Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our financial condition and results of operations.
          From time to time, regulators raise issues during examinations or audits of MetLife, Inc.’s regulated subsidiaries that could, if determined adversely, have a material impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements.
We are also subject to other regulations and may in the future become subject to additional regulations. See “Business — U.S. Regulation” and “Business — International Regulation” in the 2010 Form 10-K.
We Face Unforeseen Liabilities, Asset Impairments or Rating Actions Arising from Acquisitions, Including ALICO, and Dispositions of Businesses or Difficulties Integrating and Managing Growth of Such Businesses
          We have engaged in dispositions and acquisitions of businesses in the past, and expect to continue to do so in the future. Acquisition and disposition activity exposes us to a number of risks.
          There could be unforeseen liabilities or asset impairments, including goodwill impairments, that arise in connection with the businesses that we may sell or the businesses that we may acquire in the future.
          In addition, there may be liabilities or asset impairments that we fail, or are unable, to discover in the course of performing due diligence investigations on each business that we have acquired or may acquire. Furthermore, even for obligations and liabilities that we do discover during the due diligence process, neither the valuation adjustment nor the contractual protections we negotiate may be sufficient to fully protect us from losses. For example, in connection with the acquisition of ALICO, we may be exposed to obligations and liabilities of ALICO that are not adequately covered, in amount, scope or duration, by the indemnification provisions in the stock purchase agreement, dated as of March 7, 2010 (as amended, the “Stock Purchase Agreement”), entered into in connection with the Acquisition, by and among MetLife, Inc., American International Group, Inc. (“AIG”) and ALICO Holdings, or reflected or reserved for in ALICO’s historical financial statements. Although we have rights to indemnification from ALICO Holdings under the Stock Purchase Agreement for certain losses, our rights are limited by survival periods for bringing claims and monetary limitations on the amount we may recover, and we cannot be certain that indemnification will be, among other things, collectible or sufficient in amount, scope or duration to fully offset any loss we may suffer. We are indemnified under the Stock Purchase Agreement for various tax matters, including U.S. federal income taxes attributable to periods during which the ALICO business was included in AIG’s consolidated federal income tax return. We cannot be certain that any such indemnification will ultimately be fully collectible.
          Furthermore, the use of our own funds as consideration in any acquisition would consume capital resources that would no longer be available for other corporate purposes. We also may not be able to raise sufficient funds to consummate an acquisition if, for example, we are unable to sell our securities or close related bridge credit facilities. Moreover, as a result of uncertainty and risks associated with potential acquisitions and dispositions of businesses, rating agencies may take certain actions with respect to the ratings assigned to MetLife, Inc. and/or its subsidiaries.
          Our ability to achieve certain benefits we anticipate from any acquisitions of businesses will depend in large part upon our ability to successfully integrate such businesses in an efficient and effective manner. We may not be able to integrate such businesses smoothly or successfully, and the process may take longer than expected. The integration of operations and differences in operational culture may require the dedication of significant management resources, which may distract management’s attention from day-to-day business. If we are unable to successfully integrate the operations of such acquired businesses, we may be unable to realize the benefits we expect to achieve as a result of such acquisitions and our business and results of operations may be less than expected.
          The success with which we are able to integrate acquired operations, will depend on our ability to manage a variety of issues, including the following:
•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the acquired business and our ability to integrate it successfully.

•
Customers of the acquired business may reduce, delay or defer decisions concerning their use of its products and services as a result of the acquisition or uncertainty related to the consummation of the acquisition, including, for example, potential unfamiliarity with the MetLife brand in regions where MetLife did not have a market presence prior to the acquisition.

•
If the acquired business relies upon independent distributors to distribute its products, these distributors may not continue to generate the same volume of business for MetLife after the acquisition. Independent distributors may reexamine the scope of their relationship with the acquired business or MetLife as a result of the acquisition and decide to curtail or eliminate distribution of our products.

•
Integrating acquired operations with our existing operations may require us to coordinate geographically separated organizations, address possible differences in corporate culture and management philosophies, merge financial processes and risk and compliance procedures, combine separate information technology platforms and integrate operations that were previously closely tied to the former parent of the acquired business or other service providers.

•
In cases where we or an acquired business operates in certain markets through joint ventures, the acquisition may affect the continued success and prospects of the joint venture. Our ability to exercise management control or influence over these joint venture operations and our investment in them will depend on the continued cooperation between the joint venture participants and on the terms of the joint venture agreements, which allocate control among the joint venture participants. We may face financial or other exposure in the event that any of these joint venture partners fail to meet their obligations under the joint venture, encounter financial difficulty or elect to alter, modify or terminate the relationship.

•
We may incur significant costs in connection with any acquisition and the related integration. The costs and liabilities actually incurred in connection with an acquisition and subsequent integration process may exceed those anticipated.

          All of these challenges are present in our integration of ALICO, which we expect to extend over a substantial period.
          The prospects of our business also may be materially and adversely affected if we are not able to manage the growth of any acquired business successfully. For example, the life insurance markets in many of the international markets in which ALICO operates have experienced significant growth in recent years. Management of ALICO’s growth to date has required significant management and operational resources and is likely to continue to do so. Future growth of our combined business will require, among other things, the continued development of adequate underwriting and claim handling capabilities and skills, sufficient capital base, increased marketing and sales activities, and the hiring and training of new personnel.
          There can be no assurance that we will be successful in managing future growth of any acquired business, including ALICO. In particular, there may be difficulties in hiring and training sufficient numbers of customer service personnel and agents to keep pace with any future growth in the number of customers in our developing or developed markets. In addition, we may experience difficulties in upgrading, developing and expanding information technology systems quickly enough to accommodate any future growth. If we are unable to manage future growth, our prospects may be materially and adversely affected.
Recent Developments
     Legal Proceedings
     Since 2008, MetLife, through its affiliate, MetLife Bank, National Association (“MetLife Bank”), has significantly increased its mortgage servicing activities by acquiring servicing portfolios. Currently, MetLife Bank services approximately 1% of the aggregate principal amount of the mortgage loans serviced in the United States.
     State and federal regulatory and law enforcement authorities have initiated various inquiries, investigations or examinations of alleged irregularities in the foreclosure practices of the residential mortgage servicing industry. Mortgage servicing practices have also been the subject of Congressional attention. Authorities have publicly stated that the scope of the investigations extends beyond foreclosure documentation practices to include mortgage loan modification and loss mitigation practices.
     MetLife Bank’s mortgage servicing has been the subject of recent inquiries and requests by such authorities. The Acting Comptroller of the Currency disclosed in testimony before Congress that 14 mortgage servicing businesses affiliated with banking organizations, including that of MetLife Bank, have been the subject of an intra-agency confidential “horizontal examination” of mortgage servicing and foreclosure activities. The Acting Comptroller testified that federal banking regulators expect to issue administrative enforcement orders to such businesses and to seek civil money penalties. The Acting Comptroller’s testimony also indicated that other federal agencies, including the Department of Justice and the Federal Trade Commission, were examining potential actions with respect to such businesses.
     MetLife is cooperating with the authorities’ review of this business. MetLife cannot predict the outcome of the pending reviews. It is also possible that additional state or federal authorities may pursue similar investigations or make related inquiries.
     In view of widespread attention to foreclosure practices within the industry, MetLife Bank undertook a review of its servicing procedures. Based on its review of its foreclosure practices and procedures, MetLife Bank does not believe that its mortgage servicing practices improperly adversely affected the obligors of mortgages that it services.
     Accounting Treatment of Repurchase
     In connection with the repurchase of the Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”), in the first quarter of 2011 the Company will recognize a reduction in net income available to common shareholders of approximately $426 million (approximately $0.42 per common share), representing a return to ALICO Holdings calculated as the excess of the repurchase price over the carrying value of the Series B Preferred Stock based on the closing price of MetLife, Inc.’s common stock of $47.36 on February 28, 2011. An increase or decrease of $1 in the price per share of MetLife, Inc.’s common stock at the time of issuance would result in a corresponding increase or decrease in the return to ALICO Holdings of approximately $69 million. This return to ALICO Holdings will have no effect on the Company’s operating earnings, operating earnings available to common shareholders, operating earnings per common share or operating earnings available to common shareholders per common share.
Pro Forma Condensed Combined Statement of Operations
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 of MetLife, and accompanying notes, present the impact of the Acquisition on MetLife’s results of operations under the acquisition method of accounting and are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(b)	Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial statements of MetLife, Inc., giving effect to the Acquisition are attached hereto as Exhibit 99.1 and incorporated herein by reference:
(i)	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010; and

(ii)	Notes to unaudited pro forma condensed combined statement of operations.
(d)	Exhibits.

99.1	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and Notes to unaudited pro forma condensed combined statement of operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Vice President and Secretary

Date: March 1, 2011

EXHIBIT INDEX

99.1	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and Notes to unaudited pro forma condensed combined statement of operations.